AMENDMENT TO the

Services AGREEMENT

This Amendment is made to the Services Agreement dated January 1, 2016 (“Agreement”) between Citi Fund Services Ohio, Inc. (“Citi”) and Strategy Shares (“Client”, together with Citi, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement. This Amendment shall be effective as of January 1, 2018.

WHEREAS, Citi performs certain services for the Client;

WHEREAS, the Parties wish to amend Schedule 4 of the Agreement to reflect the addition of Strategy Shares Nasdaq ⑦HANDL Index ETF as a new fund; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.                  Schedule 4 – List of Funds.

Schedule 4 of the Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule 4 in the form attached hereto.

2.                  Miscellaneous.

(a)   This Amendment supplements and amends the Agreement. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)   Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)   This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citi Fund Services Ohio, Inc.		Strategy Shares
By:	/s/ Jay Martin	By:	/s/ Jerry Szilagyi
Name:	Jay Martin	Name:	Jerry Szilagyi
Title:	President	Title:	President

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AMENDED AND RESTATED

SCHEDULE 4

List of Funds

1.	US Market Rotation Strategy ETF
2.	EcoLogical Strategy ETF
3.	Active Alts Contrarian ETF
4.	Strategy Shares Nasdaq 7 HANDL Index ETF

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